UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      February 10, 2004

ACCREDO HEALTH, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25769	62-1642871

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1640 Century Center Pkway
Suite 101
Memphis, TN 38134
(Address of Principal Executive Offices, including Zip Code)

(901) 385-3688
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. REGULATION FD DISCLOSURE.
SIGNATURE
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE

ITEM 9. REGULATION FD DISCLOSURE.

     On February 10, 2004, Accredo Health, Incorporated (“Accredo”) and Medco Health Solutions, Inc. (“Medco”) announced a 10-year strategic alliance under which Accredo will become the preferred retail and home delivery pharmacy provider to Medco Health members for the specialty product lines that Accredo currently dispenses to treat patients with long-term, chronic diseases. The terms of the agreement have not been disclosed. A copy of Medco’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCREDO HEALTH, INCORPORATED

	By:	/s/ Thomas W. Bell, Jr.

Thomas W. Bell, Jr. Senior Vice President and General Counsel

Dated: February 10, 2004

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated February 10, 2004